UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 6, 2005

                          GAMMACAN INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                     0-32835
                            (Commission File Number)

                                   33-0956433
                        (IRS Employer Identification No.)

                  11 Ben Gurion St., 54100 Givat Shmuel, Israel
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code: 972 3 5774475


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry Into a Material Definitive Agreement

      On September 6, 2005, Gammacan, Ltd., a subsidiary of Gammacan International, Inc. (the "Corporation"), entered into an employment agreement (the "Agreement") with Chaime Orlev pursuant to which Mr. Orlev will serve as Chief Financial Officer of Gammacan, Ltd., and the Corporation, effective October 6, 2005. Mr. Orlev shall receive a salary of 25,000 NIS per month (which equals approximately US $5,534.65, as of the date hereof) and will be entitled to the use of a company vehicle, payment of certain insurance premiums and payment of 7.5% of his salary into a Keren Hishtalmut Fund. Pursuant to a separate agreement between the Corporation and Mr. Orlev, the Corporation agreed to indemnify Mr. Orlev for substantially all liabilities he may incur as a result of his employment by or service to the Corporation or Gammacan Ltd. Mr. Orlev shall also fill all duties of a CFO on behalf of the Corporation and for other subsidiaries of the Corporation, as required and will not be entitled to any additional compensation for his services to the Corporation and its subsidiaries, other than the salary and additional compensation to which he is entitled pursuant to the Agreement. Mr. Orlev will be granted up to 350,000 stock options of the Corporation, pursuant to the Corporation's 2004 Stock Option Plan, adopted by the Board on August 17, 2004. Options will be exercisable at an exercise price, being 90% of the market price of the common stock on the date of grant, such that 30,000 Options shall vest on the first anniversary from their date of grant, and the remaining Options shall vest in 36 equal monthly instalments thereafter.

      Mr. Orlev was the Chief Financial Officer of Solel Solar Systems Ltd, a company specializing in developing, manufacturing and marketing solar energy systems and related equipment until October, 2005. During the years 2001 and 2004 Mr. Orlev was the Vice President of Finance and Chief Financial Officer of Huntleigh USA Corporation, a company which provides airport services to United States carriers. During the years 1999-2001 Mr. Orlev was the Financial Controller and Acting Chief Financial Officer of ICTS International N.V., a publically traded company which was a provider of aviation security services. Mr. Orlev received a Bachelor of Business degree from the College of Management in Rishon Le-Zion, Israel in 1997 and is a Certified Public Accountant in Israel.

ITEM 9.01. Financial Statements and Exhibits.

10.01 Employment Agreement between Gammacan, Ltd. and Chaime Orlev, dated as of September 6, 2005

10.02 Indemnity Agreement between Gammacan International, Inc. and Chaime Orlev, dated as of September 12, 2005.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               GAMMACAN INTERNATIONAL, INC.


                               /s/ VERED CAPLAN
                               ----------------------------
                               Vered Caplan,
                               Chief Executive Officer

                               Date: September 12, 2005